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                                                                    EXHIBIT 10.a

                               Robert P. Bernardi
                              Consulting Agreement


     AGREEMENT by and between Network Imaging Corporation, a Delaware corporation (herein called the "Company"), BCG, Inc. (herein called the "Consultant") and the Consultant's employee, Robert P. Bernardi (herein called the "Employee").

                                  WITNESSETH:

For and in consideration of the mutual promises and covenants herein contained, the parties hereto mutually agree as follows:

Section 1. Consulting Arrangement. The Company hereby retains the Consultant for the term and upon the terms and conditions hereinafter set forth, the Consultant hereby accepts such retainer and agrees to make available to the Company for such term and upon such terms and conditions the services of the Employee, and the Employee hereby agrees to perform services for the Company on behalf of the Consultant as provided in this Agreement.

Section 2. Term. The Consultant's retention hereunder shall be for a term commencing on May 29, 1996 and continuing through and including January 31, 1999, renewable automatically from year to year thereafter unless either the Company or the Consultant provides the other with written notice of non-renewal at least 90 days prior to the expiration of the initial term or of any renewal term.

Section 3.     Duties; Control and Direction by Board of Directors.

     Section 3(a). Primary Consulting Services. As a consultant to the Company, Consultant shall provide the services of the Employee on a non-full time basis to serve as Chairman of the Board of Directors of the Company and to perform such other duties as from time to time may be assigned to him by the Board of Directors of the Company.

     Section 3(b). Other Services. In addition to providing the consulting services set forth in the Agreement, the Employee agrees to be employed by the Company as, and the Company agrees to employ the Employee to serve as, Secretary or an Assistant Secretary of the Company, such employment to be at an annual salary of $5,000
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and to continue through December 31, 2003.

     Section 3(c). Rules and Regulations. The Employee shall comply with all Company rules and regulations applicable to the executive employees of the Company or to its employees generally and with all Company policies established by the Board of Directors.

Section 4. Extent of Services. During the term of this Agreement, the Employee shall devote his best efforts to the business of the Company and the furthering of its interests and to the discharge of his duties, functions and responsibilities hereunder. At the request of the Company, the Employee will devote up to 100 hours monthly to the business of the Company.

Section 5. Compensation for Primary Consulting Services. As compensation during the term of the Consultant's retainer hereunder, the Company shall pay to the Consultant, and the Consultant shall accept, a fee at the rate of $175,000 per annum, or at such higher rate as the Board of Directors, after periodic review, at its option and in its sole discretion, may fix. The Consultant will also receive an annual bonus based on the performance of the Employee. Such bonus will be determined annually by the Board of Directors but will not be less than $50,000.

Section 6. Fringe Benefits. The Company agrees to maintain a $500,000 term life insurance policy on the life of the Employee. Such policy shall be owned by the Company and the Employee, and the Employee shall designate the beneficiary or beneficiaries under the policy. Furthermore, the Employee shall have the right to participate, on the same terms and subject to the same conditions, limitations, restrictions and requirements as the executive employees of the Company in such medical, health, insurance, pension, profit sharing, stock option and other plans, if any, as the Company may from time to time provide for the benefit of its employees and in which executive employees of the Company are eligible to participate. The Company shall provide the Employee with an automobile allowance.

Section 7. Expenses. The Employee is authorized to incur reasonable expenses in performing services for and in promoting the business of the Company, including expenses for business entertainment and travel. The Company shall promptly reimburse the Employee for such expenses provided that the Employee presents an itemized statement of the same together with such supporting vouchers as the
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Company may from time to time require and are normally available.

Section 8.     Patents, Copyrights, etc.

     Section 8(a). Patents, Copyrights, etc. The Consultant and the Employee agree that any and all "Proprietary Property" (as defined in Section 8(b) following) that is created, developed or discovered by or for the Company, or acquired by the Company from others, and that comes into the Employee's knowledge or possession during and in the course of the Employee's services hereunder, shall be received by the Employee as an agent or employee of the Company and not in any way for his own or the Consultant's benefit, and that the Consultant and the Employee shall have no rights and shall acquire no rights therein unless and until the Company shall expressly and in writing waive the rights that it has therein and thereto under the provisions of this sentence. The Consultant and the Employee further agree (a) that any and all Proprietary Property that is invented, created, written, developed, furnished or produced by the Employee during the term of the Employee's services under this Agreement shall be the exclusive property of the Company, and that the Consultant and the Employee shall have no right, title or interest of any kind therein or thereto or in and to any results or proceeds therefrom, and (b) that at any time, during the term of this Agreement, the Consultant and/or Employee will (1) upon the request and at the expense of the Company, (i) obtain patents or copyrights on, or (ii) permit the Company to patent or copyright, any such material, whichever (i) or (ii) is appropriate, and/or (2) at the request of the Company, execute any and all assignments, instruments of transfer, or other documents, that the Company deems necessary or appropriate to transfer to the Company all rights in or to such materials or to evidence the Company's ownership of such rights or any of them. The Employee shall not, without limitation as to time or place, use any Proprietary Property except on Company business during his period of employment or disclose same to any other person, firm or corporation, except for disclosure on Company business.

     Section 8(b). "Proprietary Property." As used in this Agreement, "Proprietary Property" means any and all ideas, creations, inventions, improvements, know-how, methods of applying and putting into practice any inventions or know-how and proprietary technical information which are not generally known in the imaging industry and which are disclosed to or known or developed by the Consultant and/or the Employee as a consequence of or through their services under this Agreement.
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Section 9.     Insurance.  The Employee agrees to submit to the usual and customary medical examinations and otherwise cooperate with the Company in its procurement of such insurance policies on the Employee's life as the Company may desire. If at any time in the Employee's lifetime the Employee ceases to render services to the Company, then the Company shall promptly, if requested by the Employee and subject to the applicable regulations of the insurance company or companies concerned, transfer, assign and deliver to the Employee, upon payment of the then cash surrender value thereof, if any, any and all insurance policies on the life of the Employee then held and/or owned by the Company. Premiums shall be adjusted to the date of such transfer, assignment and delivery.

Section 10. Participation in Competing Business. The Employee shall not at any time during the term of his performance of services hereunder own a majority or controlling interest in or be connected with majority ownership, management, operation, or control of any business that engages in a business which deals in services or products similar to and competitive with the Company's services or products in the United States or any other geographic region where the Company is engaged in business, but the above shall not be deemed to exclude Employee from acting as a director of or a consultant to other corporations or entities with the consent of the Company's Board of Directors.

Section 11.    Termination of the Agreement and of the Employee's
               Employment Hereunder.

     Section 11(a). Termination for Cause by the Company. The Company shall have the right to terminate this Agreement and Employee's services hereunder at any time for cause (as defined in Section 18 hereunder) upon 10 days' written notice of such termination specifying the reasons therefor. In the event of such termination for cause, the Employee or the Consultant, as the case may be, shall be entitled to receive accrued fees, bonuses and benefits as of the date of termination.

     Section 11(b). Termination Without Cause by the Company or for Good Reason by the Employee. In the event that:

     (1) the Company terminates this Agreement and the Employee's services hereunder without cause, that is, for any reason other than "cause" (as defined in Section 18 hereof), death or incapacity; or
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     (2) the Consultant terminates this Agreement and the services of the
Employee hereunder for "Good Reason" (as defined in Section 18 hereof); then, in either such case:

the Employee or the Consultant, as the case may be, shall receive from the Company prior to the effective time of such termination: (i) all Consultant's accrued fees and bonuses and the Employee's accrued benefits through the date of such termination; and (ii) a sum equal in the aggregate to the full amount, discounted by three percent (3%), of (a) the fees which the Consultant would have received and the benefits which the Employee would have received, at the average rate or rates in effect during the six-month period immediately prior to termination, and (b) the annual bonus or bonuses which the Consultant would have received, at the rate of the Consultant's annual bonus for the last full fiscal year of the Company ending prior to termination, had, with respect to both (a) and (b), the Employee's services under this Agreement continued for the full initial term or renewal term thereof, as the case may be, as provided in Section 2 hereof. The Consultant and/or Employee shall not be required to mitigate the amount of any payments provided for in this Section 11(b) by seeking other employment or otherwise, and any such employment, if obtained, shall not be deemed to mitigate such amount.

Section 12.    Termination by Reason of Death or Incapacity of the Employee.

(a)  This Agreement will terminate upon the Employee's death.

(b)  Incapacity:

     (i) In the event Employee shall fail substantially to perform his duties hereunder for a period of six (6) consecutive months because of illness or other incapacity, he shall, upon the furnishing by a physician (acceptable to both Company and Employee or his family) of a written statement that Employee is totally incapacitated or that it would be unsafe or unwise for serious health reasons for Employee to perform his duties hereunder, be deemed to be totally incapacitated. In the event a physician cannot be located who is acceptable to both parties, each shall select a physician who shall together select a third, whose decision shall be
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               final.  In the event of a dispute or inability to select a third, a physician shall be selected by the American Arbitration Association, and such physician's decision shall be final.

     (ii) If Employee shall be deemed totally incapacitated as set forth above, the Company, unless this Agreement shall have earlier terminated, may at its option, by giving the Consultant written notice of its intention to do so, terminate Employee's services hereunder effective as of the end of the calendar month in which such notice is given, and the Company shall pay the Consultant prior to the effective time of such termination a sum equal in the aggregate to an additional twelve (12) months' fee, less any amounts the Employee receives through disability policies maintained by the Company.

     (iii) In the event Employee shall not have been deemed totally incapacitated as provided above, but shall have failed as a result of temporary incapacitation to perform his duties hereunder for an aggregate of more than twelve (12) months in any period of twenty-four (24) consecutive months, the Company may at its option, by giving the Consultant written notice of its intention to do so, terminate Employee's services hereunder effective as of the end of the calendar month in which such notice is given, and the Company shall pay the Consultant prior to the effective time of such termination a sum equal in the aggregate to an additional twelve (12) months' fees, less any amounts the Employee receives through disability policies maintained by the Company.

Section 13. Demand Registration Right. At the written request of the Employee made at any time prior to termination of this Agreement or within one year thereafter, the Company agrees promptly to prepare and file a registration statement with the Securities and Exchange Commission to register under the Securities Act of 1933 for sale by the Employee of any or all shares of the Company's Common Stock, $.0001 par value per share, held by the Employee, or issuable to the Employee upon the exercise of stock options held by the Employee, to use its best efforts to have such registration statement declared effective as promptly as practica-
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ble and to maintain such registration statement in effect for not less than two years from its effective date. The Company shall bear any and all costs of the sale of the securities pursuant to the registration statement, except for fees payable to broker-dealers or to counsel for the Employee which will be borne by the Employee. Prior to the effective date of the registration statement, the Company and the Employee will enter into an agreement providing for reciprocal indemnification and contribution substantially in the form customarily appearing in underwriting agreements issued by investment bankers. The Company will use its best efforts to register or qualify the securities under the securities laws or blue sky laws of such jurisdictions as the Employee reasonably requires. The Company will also enter into such other agreements (including an underwriting agreement) as are customary and take such other actions as are reasonably required in order to expedite and facilitate the sale of the securities. The registration rights set forth in this section may be transferred to any transferee who acquires securities from the Employee; provided, however, that the Company is given written notice by the Employee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights are being assigned, and provided further, however, that registration rights may not be transferred to any person in connection with the acquisition of shares in a transaction that was registered under the Securities Act.

Section 14. Effect of Termination. Except as otherwise expressly provided for in this Agreement, the termination of this Agreement and of the Employee's services hereunder shall not affect (a) the Company's obligations to pay the Employee or the Consultant, as the case may be, any fees, benefits and bonus payments accrued to the date of such termination and unpaid, which obligations shall continue to bind the Company, (b) the Consultant's and the Employee's rights under Sections 11, 12 and 13 of this Agreement or under the written terms of any stock option or other benefit plan of the Company, or (c) any right to damages or other remedies that either party may have (under this Agreement or otherwise) by reason of any acts or omissions of the other party prior to such termination.

Section 15. Medical Examination. The Employee shall be required to have a medical examination annually by a physician acceptable to the Company and at the Company's cost, the results of which shall be submitted to the Company.
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Section 16.    Waiver of Breach.  Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by such party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions breached or with respect to which such default occurred.

Section 17. Notices. All notices and other communications required or permitted hereunder shall be in writing and may be personally delivered, deposited in the United States mail (first class postage prepaid, return receipt requested), transmitted by telecopier or telex, or sent by a private messenger or carrier which issues delivery receipts, addressed to the party for whom they are intended at the following addresses:

Address for the Company:      Network Imaging Corporation
                  500 Huntmar Park Drive
                  Herndon, Virginia  22070

Address for the Consultant    10607 Creamcup Lane
  or the Employee:         Great Falls, Virginia  22066

Such notices and other communications shall be deemed effective upon receipt. The above addresses may be changed by notice given pursuant to this Section 17.

Section 18.    Definitions.  As used in this Agreement:

Person. The term "person" shall mean and include any individual, partnership, firm, corporation, trust, unincorporated organization, or joint venture.

Cause. The term "cause" for termination by the Company of this Agreement and of Employee's services and Consultant's retainer hereunder shall mean such act or omission to act, or series of acts or omissions to act, or course of conduct of the Employee that would constitute reckless or criminal misconduct in the performance of his duties under the Agreement.

Good Reason. The term "Good Reason" for termination by the Consultant of this Agreement and of Employee's services hereunder shall mean (i) a "change in control" of the Company (as defined herein) to which the Employee has not given his express written
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consent prior to its becoming effective; (ii) a good faith determination by the
Employee that as a result of a "change in control" of the Company he is unable to discharge effectively his duties and offices under this Agreement; or (iii) a failure by the Company to comply with any material provision of this Agreement where such noncompliance has not been cured by the Company within thirty (30) days after the giving of written notice thereof by the Employee to the Company.

Change in Control. A "change in control" with respect to the Company shall be deemed to have occurred if (i) substantially all the assets of the Company are sold; (ii) the Company is merged or consolidated with, or becomes a subsidiary of, another corporation; (iii) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), other than the Company or a subsidiary of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, and is then the largest holder of such securities, or
(iv) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Section 19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or render unenforceable any other provisions of this Agreement.

Section 20. Binding Effect. The rights and obligations of the Company and the Consultant under this Agreement shall inure to the benefit of and be binding upon them and their respective successors and assigns. This Agreement shall be binding upon the Employee and, except that the Employee may not delegate his obligations hereunder, shall inure to the benefit of the Employee and his heirs, executors and administrators.

Section 21. Governing Law. This Agreement shall be governed by, and construed under and in accordance with, the laws of the Commonwealth of Virginia.
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Section 22.    Cancellation of Prior Agreement.  The agreement effective
February 1, 1994 and amended October 1, 1995 between the Employee and the Company with respect to the Employee's employment by the Company is superseded by this Agreement and is hereby terminated, cancelled and annulled as of the effective date of this Agreement.

Section 23. Entire Agreement. This instrument embodies the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified or amended in whole or in part except by a writing signed by all the parties. No waiver of any party's rights hereunder shall be effective or binding unless such waiver shall be in writing and signed by the party against whom such waiver is sought to be enforced.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this 28th day of May, 1996.

Network Imaging Corporation



By /s/ Joseph T. Pisula
   Joseph T. Pisula
   President



BCG, Inc.



By /s/ Robert P. Bernardi
   Robert P. Bernardi
   President



Employee



  /s/ Robert P. Bernardi
  Robert P. Bernardi